UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 23, 2006

American Financial Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31678	020604479
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

610 Old York Road, Jenkintown, Pennsylvania		19046
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	215-887-2280

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On June 23, 2006, the Company issued a press release announcing that it has entered into a definitive agreement with Citizens Bank, N.A. and Charter One Bank, N.A., two bank subsidiaries of Citizens Financial Group, Inc., to acquire 241 fully occupied bank branches for an aggregate purchase price of approximately $323 million before acquisition costs. This acquisition will be acquired in a joint venture with Dillon Read Capital Management LLC and is expected to be completed in two closings, in late June and early July. Citizens Financial Group, Inc. is a wholly owned subsidiary of The Royal Bank of Scotland Group plc. Additional information regarding this transaction will be provided by the Company following the closing of the initial acquisition in late June. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Financial Realty Trust

June 26, 2006	By:	Edward J. Matey Jr.

Name: Edward J. Matey Jr.
Title: Executive Vice President and General Counsel

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Exhibit Index

Exhibit No.	Description

99.1	Press release dated June 23, 2006 of American Financial Realty Trust, furnished in accordance with Item 8.01 of this Current Report on Form 8-K.